Exhibit 99.1

XenoPort Appoints Paul L. Berns to Its Board of Directors

     SANTA CLARA, Calif., Nov. 28 /PRNewswire-FirstCall/ -- XenoPort, Inc. (Nasdaq: XNPT) today announced the appointment of Paul L. Berns to its board of directors.

    Mr. Berns brings his extensive industry expertise in management and strategic marketing to XenoPort’s board of directors.  He most recently served as president and chief executive officer of Bone Care International until the company’s acquisition by Genzyme Corporation earlier this year.  Prior to joining Bone Care, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories.  His prior positions include executive marketing roles both at BASF Pharmaceuticals-Knoll and Bristol Myers Squibb Company.

    “We are very pleased to add an executive with Paul’s diverse talents and insight to our board of directors,” said Ronald W. Barrett, Ph.D., chief executive officer of XenoPort.  “Paul’s experience in managing the growth phase of a public biopharmaceutical company and his specific expertise in neuroscience product commercialization make him an ideal board member for XenoPort as we advance our product candidates towards the marketplace.”

    Mr. Berns commented,  “I look forward to working with Ron and the other members of the XenoPort board of directors.  The company has a unique technology approach that has generated a rich portfolio of product candidates that provides intriguing business opportunities, including building a specialist-focused commercialization organization.  I look forward to contributing to XenoPort’s continuing success as a director.”

    About XenoPort
    XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs.  XenoPort’s most advanced product candidate, XP13512, has successfully completed a Phase 2b clinical trial for the treatment of restless legs syndrome, or RLS, and a Phase 2a clinical trial for the management of post-herpetic neuralgia.  XenoPort anticipates commencing Phase 3 clinical trials of XP13512 in RLS patients in the first half of 2006.  XenoPort has also completed an initial Phase 1 clinical trial of XP19986, a Transported Prodrug of R-baclofen.  This trial demonstrated that XP19986 was suitable for twice-a-day dosing and was well tolerated with few adverse events at the doses tested.  XenoPort has commenced additional studies of XP19986, including a Phase 2a clinical trial in gastroesophageal reflux disease, or GERD, patients.

    To learn more about XenoPort, please visit the web site at www.XenoPort.com.

    Forward-Looking Statements
    This press release contains “forward-looking” statements, including, without limitation, all statements related to our future clinical development programs for XP13512 and XP19986; the therapeutic and commercial potential of our product candidates; and our future clinical trials.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon XenoPort’s current expectations.  Forward-looking statements involve risks and uncertainties.  XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability of the company to successfully conduct the clinical trials for XP13512 and XP19986; the uncertainty of the FDA approval process; and the therapeutic and commercial value of the company’s compounds.  These and other risk factors are discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission on November 3, 2005.  XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort is a registered U.S. trademark.

    Source code:  XNPT2O

SOURCE  XenoPort, Inc.
    -0-                             11/28/2005
    /CONTACT:  Jackie Cossmon of XenoPort, Inc., +1-408-616-7220, ir@XenoPort.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.xenoport.com /
    (XNPT)